Exhibit 10.1

Equity Transfer Agreement

Transferor: Kwong Tai International Technology Limited (“Party A”)
Incumbent director: Huang Xiaomin ID Number: R076146 (9)

Transferee: iASPEC Software Co., Ltd. (“Party B”)
Legal representative: Jiang Huai Lin ID Number: 350582196909174053

Shenzhen Zhongtian Technology Development Company Ltd. (hereinafter refer to as “the Company”), a wholly-owned company of Party A, with a registered capital of 50 million RMB (paid-in capital RMB 20,240,650 ), was founded in Shenzhen in December 3rd, 2004.

Whereas, Party A desires to sell and transfer 100% of the equity interests of the Company to Party B, and Party B desires to acquire and accept the assignment from Party A, the legal ownership of the Company's shares. According to the Company Law of the People's Republic of China and Contract Law of the People's Republic of China, now, therefore, after amicable negotiation, the parties hereby agree as follows:

I.

The price, closing date and mode of the equity assignment:

1.

Party A owns 100% of the Company, according to the original memorandum and articles of the Company, Party A invested RMB 50 million with a paid-in capital of RMB 20,240,650 . Now Party A desires to transfer 100% of its shares of the Company to Party B at a consideration of RMB 20,240,650, to be paid in the currency of RMB. Party B desires to accept assignment from Party A and fully pay up the registered capital.

2.	The assignment fee shall be one-off paid by Party B to Party A as specified in previous Clause within 30 days since the day this Agreement become effective.

II.

Party A hereby guarantees that it has all requisite power, authority and legal capacity to execute and deliver this Agreement, and the equity interests is free from any lien or hypothec, and without any third party recourse. Otherwise, Party A shall bear all economy and legal liabilities herein arise.

III.

Allocation of shareholder rights and indebtedness (including debts and credits)

1.

After the parties have affixed their signatures on the Agreement, the party B shall receive the profits and assume the risks and loss in proportion to the equity share of the Company (including the debts and credits before the assignment).

2.

After Party B becomes shareholder of the Company, any loss caused by untruthfully informing of liability before the assignment when the parties affix their signatures on the Agreement occur to Party B, Party B has the right to demand indemnification from Party A.

IV

Breach of Agreement

1.

Party A and Party B shall perform their obligation once this Agreement become effective. Any Party who fails to perform as stipulated in this Agreement shall assume responsibilities according to the law and Clauses in this Agreement.

2.

In the event of party B does not effect payment within the stipulated time specified in this agreement, Party B shall pay to Party B a penalty sum of 3% of the assignment amount for every overdue day. Any loss cause to Party A due to Party B’s breach, Party B shall paid an extra indemnity to Party A should the breach penalty is not sufficient to cover the actual loss.

3.

In the event of Party A cause party B’s failing to change registration on schedule or Party B failing to realize the purpose of entering this Agreement, Party A shall pay to Party B a penalty sum of 3% of the assignment amount. Any loss cause to Party B due to Party A’s breach, Party A shall paid an extra indemnity to Party B should the breach penalty is not sufficient to cover the actual loss.

V.

Alteration or rescission of the Agreement:

The Agreement can be altered or rescinded after consensus by both parties. An alteration or rescission of Agreement shall be signed and notarized by Shenzhen Notarization Office (Approval is needed from endorsing authority if the Company is a foreign-funded company.)

VI.

Expenses

All expenses (such as notarization, assessment, audit and change of registration with the Industrial and Commercial Administration) incurred in relation to the execution of this Agreement shall be born by Party A.

VII.

Dispute resolution

In the event of any dispute, claim, question or difference arises with respect to this Agreement or its performance or enforcement, the parties will use their reasonable efforts to attempt to settle such dispute amicably; if the parties cannot resolve the dispute, then it shall be resolved by Shenzhen Trade Arbitration Commission based on the prevailing arbitration rules.

VIII.

Binding effect

This Agreement shall become effective after Party A and the Party B have affixed their signatures and seals on it and approved by the relevant endorsing authority. (Approval is needed from endorsing authority if the Company is a foreign-funded company.) Both parties should file change registration with supervising authorities as the Agreement become effective.

IX.

This Agreement is in quintuplicate, party A, Party B, notary office,and the endorsing authorities shall hold one copy each.

The Transferor (Party A): Kwong Tai International Technology Limited

Date: May 5, 2011

The Transferee ( Party B): iASPEC Software Co., Ltd.

Date: May 5, 2011